                                                                    EXHIBIT 99.1

                                  P-COM, INC.
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                   ------------------------------------------



     I.   PURPOSE OF THE PLAN

          This International Employee Stock Purchase Plan is intended to promote the interests of P-COM, Inc. by providing eligible employees of the Corporation's Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Corporation through the purchase of shares of Common Stock at periodic intervals.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III. STOCK SUBJECT TO PLAN

          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued in the aggregate over the term of the Plan and the U.S. Plan shall not exceed One Million One Hundred Fifty Thousand (1,150,000) shares. Such authorized share reserve is comprised of (i) the Four Hundred Thousand (400,000) shares initially authorized for issuance under the U.S. Plan, (ii) an additional increase of Two Hundred Thousand (200,000) shares of Common Stock authorized for issuance by the Board on February 1, 1996 and approved by the stockholders at the 1996 Annual Meeting, (iii) a further increase of Three Hundred Thousand (300,000) shares authorized for issuance by the Board in April 1997, and approved by the Corporation's stockholder at the 1997 Annual Meeting, and (iv) an additional increase of Two Hundred Fifty Thousand (250,000) shares approved by the Board on March 11,1998 and approved by the Corporation's stockholders at the 1998 Annual Meeting.

          B. In the event any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan and the U.S. Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Semi-Annual Purchase Date and
(iii) the number
and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.  OFFERING PERIODS

          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

          B.  Each offering period shall have a maximum duration of twenty-four
(24) months. The duration of each offering period shall be designated by the Plan Administrator prior to its start date. The initial offering period shall commence on August 1, 1998 and shall terminate on the last business day in January 1999. The next offering period shall commence on the first business day in February 1999, and subsequent offering periods shall commence as designated by the Plan Administrator.

     V.   ELIGIBILITY

          A. Each Eligible Employee shall be eligible to participate in the Plan in accordance with the following provisions:

               (i) An individual who is an Eligible Employee on the start date of any offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee.

               (ii) An individual who first becomes an Eligible Employee after the start date of any offering period may enter that offering period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee.

          B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date. However, any Employee of a Foreign Subsidiary who is a participant in the U.S. Plan immediately prior to the Effective Date shall automatically become a Participant in the Plan effective as of August 1, 1998 and such individual's payroll deductions under the Plan shall continue at the same rate authorized under the U.S. Plan immediately prior to the Effective Date unless the Participant shall change such rate in accordance with Section VI.D or otherwise withdraw from the Plan in accordance with Section VII.F.

     VI.  PAYROLL DEDUCTIONS

          A. Except to the extent otherwise provided in the Plan (or any addendum thereto) or authorized by the Plan Administrator, the purchase price for the shares of Common Stock acquired under the Plan shall be paid from accumulated payroll deductions authorized by the Participant.

          B. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of fifteen percent (15%).

          C. The payroll deduction authorized by the Participant shall be collected in the currency in which paid by the Foreign Subsidiary. The payroll deductions collected during each Semi-Annual Period of Participation shall be converted into U.S. Dollars on the Semi-Annual Purchase Date for that Semi-Annual Period of Participation on the basis of the exchange rate in effect on such Semi-Annual Purchase Date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Semi-Annual Purchase Date by any reasonable method which may be based on the exchange rate actually available in the ordinary course of business on such date. Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant's behalf are converted into U.S. Dollars on each Semi-Annual Purchase Date shall be borne solely by the Participant.

          D. The rate of payroll deduction authorized by each Participant shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

               (i) The Participant may, at any time during a Semi-Annual Period of Participation, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one
     (1) such reduction per Semi-Annual Period of Participation.

               (ii) The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

          E. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars on the applicable Semi-Annual Purchase Date. Except to the extent otherwise provided by the Plan (including any addendum thereto) or by the Plan Administrator, (i) no interest shall be paid on the balance from time to time outstanding in such accounts and (ii) the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

          F. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of Section VII below.

          G. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

    VII.  PURCHASE RIGHTS

          A.   GRANT OF PURCHASE RIGHT.  A Participant shall be granted a
               -----------------------
separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive semi-annual installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

          B.   EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be
               ------------------------------
automatically exercised in successive semi-annual installments on each Semi-Annual Purchase Date in an offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such date. The purchase shall be effected by applying the Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation),as converted into U.S. Dollars, to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date) at the U.S. Dollar purchase price in effect for the Participant for that Semi-Annual Purchase Date.

          C.  PURCHASE PRICE.  The U.S. Dollar purchase price per share at which
              --------------
Common Stock will be purchased on the Participant's behalf on each Semi-Annual Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair
             -----

Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period.

          D.   NUMBER OF PURCHASABLE SHARES.  The number of shares purchasable
               ----------------------------
by a Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation), as converted into U.S. Dollars, by the U.S. Dollar purchase price in effect for that Semi-Annual Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Semi-Annual Purchase Date shall not exceed Two Thousand (2,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

          E.   EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to
               -------------------------
the purchase of shares of Common Stock on any Semi-Annual Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded in the currency in which collected by the Foreign Subsidiary.

          F.   TERMINATION OF PURCHASE RIGHT.  The following provisions shall
               -----------------------------
govern the termination of outstanding purchase rights:

               (i) A Participant may, at any time prior to the next Semi-Annual Purchase Date in an offering period, terminate his or her outstanding purchase right under the offering period by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded in the currency in which collected by the Foreign Subsidiary or held for the purchase of shares on the next Semi-Annual Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible in the currency in which collected by the Foreign Subsidiary.

               (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. To resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the date he or she is first eligible to join the new offering period.

               (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be immediately refunded in the currency in which collected by the Foreign Subsidiary.

          G.  TRANSFER OF EMPLOYMENT.  In the event that a Participant who is an
              ----------------------
Employee of a Foreign Subsidiary is transferred and becomes an Employee of the Corporation during a Semi-Annual Period of Participation under the Plan, such individual shall continue to remain a Participant in the Plan and payroll deductions shall continue to be collected until the next Semi-Annual Purchase Date as if the Participant had remained an Employee of the Foreign Subsidiary.

          In the event that an Employee of the Corporation who is a participant in the U.S. Plan is transferred and becomes an Employee of a Foreign Subsidiary during a Semi-Annual Period of Participation in effect under the U.S. Plan, such individual shall automatically become a Participant under the Plan for the duration of the Semi-Annual Period of Participation in effect at that time under the Plan and the balance in such individual's book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Plan. Such balance, together with all other payroll deductions collected from such individual by the Foreign Subsidiary for the remainder of the Semi-Annual Period of Participation under the Plan (as converted into U.S. Dollars), shall be applied on the next Semi-Annual Purchase Date to the purchase of shares under the Plan.

          H.  CORPORATE TRANSACTION.  In the event of a Corporate Transaction
              ---------------------
during the offering period, each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of such Corporate Transaction, by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per
                                          -----
share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date. Payroll deductions not yet converted into U.S. Dollars at the time of the Corporate Transaction shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at as determined by the Plan Administrator at the time of the Corporate Transaction.

          The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

          I.  PRORATION OF PURCHASE RIGHTS.  Should the total number of shares
              ----------------------------
of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant (and each participant in the U.S. Plan) to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

          J.  ASSIGNABILITY.  During the Participant's lifetime, the purchase
              -------------
right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

          K.  STOCKHOLDER RIGHTS.  A Participant shall have no stockholder
              ------------------
rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

   VIII.  ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (U.S.$25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

               (i) The right to acquire Common Stock under each purchase right shall accrue on each Semi-Annual Purchase Date for which the right remains outstanding.

               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand U.S. Dollars (U.S.$25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

          D. In the event there is any conflict between the provisions of this article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this article shall be controlling.

     IX.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board on July 15, 1998 and became effective on the Effective Date.

          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in January 2005, (ii) the date on
         --------
which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

     X.  AMENDMENT OF THE PLAN

          A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan, or
(iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

          B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     XI.  GENERAL PROVISIONS

          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

          C. Except to the extent otherwise provided in any addendum to the Plan, the provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          D. A Foreign Subsidiary or the Corporation, as the case may be, shall have the right to deduct from any payment to be made under this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash, payment by each Participant, of any tax required by applicable law to be withheld.

          E. Additional provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addendum and one or more other provisions of the Plan, the provisions of the Addendum shall be controlling.

                                   SCHEDULE A
                                   ----------

                   CORPORATIONS PARTICIPATING IN P-COM, INC.
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                             AS OF AUGUST  1, 1998
                             ---------------------


               P-Com GmbH
               P-Com Services (UK) Limited
               P-Com United Kingdom, Inc.
               RT Masts Limited
               P-Com Canada

                                    APPENDIX
                                    --------



          The following definitions shall be in effect under the Plan:

          A.  BASE SALARY shall mean the regular base salary paid to a
              -----------
Participant by one or more Foreign Subsidiaries during such individual's period of participation in the Plan. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

          B.  BOARD shall mean the Corporation's Board of Directors.
              -----

          C.  CODE shall mean the U.S. Internal Revenue Code of 1986, as
              ----
amended.

          D.  COMMON STOCK shall mean the Corporation's common stock.
              ------------

          E.  CORPORATE AFFILIATE shall mean any parent or subsidiary
              -------------------
corporation (as determined in accordance with Code Section 424) of the Corporation, whether now existing or subsequently established.

          F.  CORPORATE TRANSACTION shall mean either of the following
              ---------------------
stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

          G.  CORPORATION shall mean P-COM, Inc., a Delaware corporation, and
              -----------
any corporate successor to all or substantially all of the assets or voting stock of P-COM, Inc. which shall by appropriate action adopt the Plan.

          H.  EFFECTIVE DATE shall mean August 1, 1998.  Any Foreign Subsidiary
              --------------
which is approved by the Board to extend the benefits of the Plan to its employees after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

          I.  ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a
              -----------------
regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Foreign Subsidiary as an employee.

          J.  ENTRY DATE shall mean the date an Eligible Employee first
              ----------
commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date, and subsequent Entry Dates shall correspond with the Semi-Annual Entry Dates permitted under the Plan.

          K.  FAIR MARKET VALUE per share of Common Stock on any relevant date
              -----------------
shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the U.S. Dollar closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no U.S. Dollar closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the U.S. Dollar closing selling price on the last preceding date for which such quotation exists.

          L.  FOREIGN SUBSIDIARY shall mean any non-U.S. Corporate Affiliate or
              ------------------
Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Foreign Subsidiaries participating in the Plan as of the Effective Date are listed in attached Schedule A.

          M.  1933 ACT shall mean the Securities Act of 1933, as amended.
              --------

          N.  PARTICIPANT shall mean any Eligible Employee of a Foreign
              -----------
Subsidiary who is actively participating in the Plan.

          O.  PLAN shall mean the Corporation's International Employee Stock
              ----
Purchase Plan, as set forth in this document.

          P.  PLAN ADMINISTRATOR shall mean the committee of two (2) or more
              ------------------
Board members appointed by the Board to administer the Plan.

          Q.  SEMI-ANNUAL ENTRY DATE shall mean the first U.S. business day of
              ----------------------
February and August each calendar year within an offering period in effect under the Plan. However, the earliest Semi-Annual Entry Date for the initial offering period under the Plan shall be the Effective Date.

          R.  SEMI-ANNUAL PERIOD OF PARTICIPATION shall mean each semi-annual
              -----------------------------------
period for which the Participant participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. Semi-annual periods shall be measured from the first U.S. business day of August in each calendar year to the last U.S. business day of January in the succeeding calendar year and from the first U.S. business day of February in each calendar year to the last U.S. business day of July in that calendar year.

          S.  SEMI-ANNUAL PURCHASE DATE shall mean the last U.S. business day of
              -------------------------
each Semi-Annual Period of Participation. The initial Semi-Annual Purchase Date shall be January 31, 1999.

          T.  STOCK EXCHANGE shall mean either the American Stock Exchange or
              --------------
the New York Stock Exchange.

          U.  U.S. PLAN shall mean the P-Com, Inc. Employee Stock Purchase Plan.
              ---------